UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

SOLERA NATIONAL BANCORP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SOLERA NATIONAL BANCORP, INC.

319 S. Sheridan Blvd.

Lakewood, Colorado 80226

(303) 209-8600

April 13, 2009

Dear Shareholder:

You are cordially invited to attend the 2009 annual meeting of shareholders of Solera National Bancorp, Inc. The meeting will be held on May 21, 2009, at 10:00 a.m., local time, at the Lakewood Country Club, 6800 West 10th Avenue Lakewood, CO 80214.

We are pleased to enclose the proxy statement for the 2009 annual meeting. At the meeting, you and the other shareholders will be asked to vote on the following matters:

1.                                       The election of thirteen directors to our Board of Directors for terms expiring at the 2010 annual meeting of shareholders or until their successors are duly elected and qualified;

2.                                       The ratification of McGladrey & Pullen, LLP, as our independent accountants for the fiscal year ending December 31, 2009; and

3.                                       The transaction of such other business as may properly come before the annual meeting or at any adjournment or postponement thereof. Except with respect to the procedural matters incident to the conduct of the meeting, we are not aware of any other business to be brought before the meeting.

Our Board of Directors believes that an affirmative vote for all nominees named in the proxy statement to serve as the directors of Solera National Bancorp, Inc., and the ratification of our independent accountants is in the best interests of our company and shareholders and has unanimously recommended that our shareholders vote in favor of the proposals.

We hope that you will be able to attend the annual meeting to vote on these matters. Whether or not you expect to attend the meeting in person, please complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope (to which no postage need be affixed if mailed in the United States) or submit your proxy over the Internet or by facsimile. For further details, see “About the Annual Meeting - How do I vote?”

In addition to the proxy statement, a copy of our annual report on Form 10-K for the year ended December 31, 2008, which is not part of the proxy soliciting material, is enclosed.

We appreciate your interest and investment in Solera National Bancorp, Inc. and look forward to seeing you at the annual meeting.

Sincerely,

/s/ Douglas Crichfield
Douglas Crichfield
President & CEO

SOLERA NATIONAL BANCORP, INC.

319 S. Sheridan Blvd.

Lakewood, Colorado 80226

(303) 209-8600

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on May 21, 2009

NOTICE IS HEREBY GIVEN that the 2009 Annual Meeting of Shareholders of Solera National Bancorp, Inc. will be held at 10:00 a.m., local time, on May 21, 2009, at the Lakewood Country Club, 6800 West 10th Avenue Lakewood, CO 80214, to consider and act upon the following matters:

1.

The election of thirteen directors to the Board of Directors of Solera National Bancorp, Inc. for terms expiring at the 2010 annual meeting of shareholders or until their successors are duly elected and qualified;

2.	The ratification of McGladrey & Pullen, LLP, as the independent accountants for Solera National Bancorp, Inc. for the fiscal year ending December 31, 2009; and

3.

The transaction of such other business as may properly come before the annual meeting or at any adjournment or postponement thereof. Except with respect to the procedural matters incident to the conduct of the meeting, we are not aware of any other business to be brought before the meeting.

Only shareholders of record as of the close of business on April 9, 2009 are entitled to notice of, and to vote at, the annual meeting or any adjournments thereof.  A list of shareholders will be available for inspection for a period of 10 days prior to the annual meeting at the main office of Solera National Bancorp, Inc. at 319 S. Sheridan Blvd., Lakewood, Colorado 80226 and will also be available for inspection at the meeting itself.

You are cordially invited to attend the annual meeting in person. However, whether or not you expect to attend the annual meeting in person, we urge you to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope (to which no postage need be affixed if mailed in the United States) or submit your proxy over the Internet or by facsimile. This will ensure the presence of a quorum at the annual meeting and that your shares are voted in accordance with your wishes. For further details, see “About the Annual Meeting - How do I vote?”

By Order of the Board of Directors

/s/ Robert J. Fenton
Robert J. Fenton
Secretary

Lakewood, Colorado

April 13, 2009

This notice of annual meeting and proxy statement and form of proxy are first being distributed to shareholders on or about April 20, 2009.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 21, 2009

The Solera National Bancorp, Inc. Proxy Statement, Proxy Card, and Annual Report on Form 10-K
for the year-ended December 31, 2008 are available for view on the Internet at http://www.solerabankonline.com/home/about/investor

i

SOLERA NATIONAL BANCORP, INC.

319 S. Sheridan Blvd.

Lakewood, Colorado 80226

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON May 21, 2009

This proxy statement contains information related to the annual meeting of shareholders of Solera National Bancorp, Inc. to be held on May 21, 2009, beginning at 10:00 a.m., local time, at the Lakewood Country Club, 6800 West 10th Avenue Lakewood, CO 80214, and at any postponements or adjournments thereof.

ABOUT THE ANNUAL MEETING

Who is soliciting my proxy?

Our Board of Directors is sending you this proxy statement in connection with the solicitation of proxies for use at the 2009 annual meeting. Certain of our directors, officers, and employees may also solicit proxies on our behalf by mail, telephone, or facsimile.

Who will bear the costs of soliciting proxies for the annual meeting?

We will bear the cost of soliciting proxies for the annual meeting.  We will reimburse banks and brokers who hold shares in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares.  In addition to solicitations by mail, our directors, officers and employees, including those of our subsidiary, may solicit proxies personally, by telephone or otherwise, but will not receive any additional compensation for their services.

What is the purpose of the annual meeting?

At the annual meeting, shareholders will act upon the matters outlined in the accompanying notice of annual meeting, including:

•	Proposal One: The election of thirteen directors to the Board of Directors for terms expiring at the 2010 annual meeting of shareholders or until their successors are duly elected and qualified;
•	Proposal Two: The ratification of McGladrey & Pullen, LLP, as our independent accountants for the fiscal year ending December 31, 2009.

In addition, our management will report on our performance during 2008 and respond to appropriate questions from shareholders. Except with respect to the procedural matters incident to the conduct of the meeting, we are not aware of any other business to be brought before the meeting.

Who is entitled to vote at the annual meeting?

Only shareholders of record as of the close of business on the record date, April 9, 2009, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the annual meeting or any postponement or adjournment thereof. Each outstanding share of our common stock entitles its holder to cast one vote on each matter to be voted upon at the annual meeting. The total number of shares of our common stock outstanding on the record date and eligible to cast votes at the annual meeting is 2,553,671.

Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring appropriate documentation from your broker or nominee to personally vote at the annual meeting.

How many votes must be present to hold the annual meeting?

The presence at the annual meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date, or 1,276,836 shares, will constitute a quorum at the annual meeting. For purposes of determining a quorum, proxies received but marked as abstentions and broker non-votes will be treated as shares that are present and entitled to vote.  A broker “non-vote” occurs on an item when shares held by a broker are present or represented at the meeting, but the broker is not permitted to vote on that item without instruction from the beneficial owner of the shares and no instruction is given.

How do I vote?

You may vote your shares either in person at the annual meeting or by proxy whether or not you attend the annual meeting. Shares held in your name as the shareholder of record may be voted in person at the annual meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Shareholders whose shares are registered in their own names may vote by submitting a proxy via the Internet, by facsimile or by mailing a completed proxy card as an alternative to voting in person at the meeting. Instructions for voting via the Internet or by facsimile are set forth on the enclosed proxy card. To vote by mailing a proxy card, sign and return the enclosed proxy card in the enclosed prepaid and addressed envelope, and your shares will be voted at the meeting in the manner you direct. Granting a proxy will not affect your right to vote your shares if you attend the annual meeting and want to vote in person; by voting in person you will revoke your proxy. You may also revoke your proxy at any time before the vote at the meeting by providing our Secretary written notice of your revocation or by submitting a proxy bearing a later date via Internet, facsimile or mail. If you submit your proxy but do not mark your voting preferences, the proxy holders will vote your shares FOR the election of each of the nominees for director, and FOR the ratification of McGladrey & Pullen, LLP as our independent accountants for 2009.

If your shares are registered in the name of a broker, trustee or nominee, you will receive instructions from your holder of record that must be followed in order for the record holder to vote the shares per your instructions. Many banks and brokerage firms have a process for their beneficial holders to provide instructions over the phone or via the Internet. If Internet or facsimile voting is unavailable from your bank or brokerage firm, please complete and return the enclosed voting instruction card in the addressed, postage paid envelope provided.

Can I change my vote?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised at the annual meeting. If you are the shareholder of record, you may change your vote by granting via Internet, facsimile or mail a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to our Secretary prior to your shares being voted, or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

What Vote Is Required to Approve Each Proposal?

Election of Directors	The election of each nominee for director requires the affirmative vote of a plurality of the votes cast on such proposal at the annual meeting of shareholders.

Ratification of Appointment of Independent Accountants

The ratification of McGladrey & Pullen, LLP as independent accountants for 2009 requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

How Are Votes Counted?

In the election of directors, your vote may be cast “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. For the ratification of our independent accountants, your vote may be cast “FOR” or “AGAINST” or you may “ABSTAIN”.  If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board. We will appoint one or more inspectors of election to count votes cast in person or by proxy.

What Is the Effect of Broker Non-Votes and Abstentions?

Abstentions have the same effect as negative votes. Broker non-votes and shares as to which proxy authority has been withheld with respect to any matter are not entitled to vote for purposes of determining whether shareholder approval of that matter has been obtained and, therefore, will have no effect on the outcome of the vote on any such matter.

Is Cumulative Voting Permitted For the Election of Directors?

Shareholders may not cumulate votes in the election of directors, which means that each shareholder may vote no more than the number of shares he/or she owns for a single director.

Where Can I Find the Voting Results?

We will publish the voting results in our Form 10-Q for the second quarter of 2009, which we will file with the Securities and Exchange Commission in August 2009.

Can I vote on other matters?

The matters presented at an annual meeting are limited to those properly presented by the Board of Directors and those properly presented by shareholders. We have not received notice from any shareholder as to any matter to come before the annual meeting. If any other matter is properly presented at the annual meeting, your signed proxy gives Douglas Crichfield and Robert J. Fenton, the proxy holders, authority to vote your shares.

How does the Board of Directors recommend I vote on the proposals?

Unless you give other instructions on your proxy card, Douglas Crichfield and Robert J. Fenton, the proxy holders, will vote in accordance with the recommendations of our Board of Directors. Our Board of Directors recommends a vote FOR the election of the nominated slate of directors, and FOR the ratification of McGladrey & Pullen, LLP, as our independent public accountants for 2009.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by our Board of Directors, or if no recommendation is given, in their own discretion.

Who can help answer my questions?

If you have any questions about the annual meeting or how to vote or revoke your proxy, or if you should need additional copies of this proxy statement or voting materials, please contact:

Robert J. Fenton

Vice President, Secretary and Treasurer

Solera National Bancorp, Inc.

319 S. Sheridan Blvd.

Lakewood, Colorado 80226

(303) 202-0933

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

This following table sets forth information regarding the beneficial ownership of the common stock of Solera National Bancorp, Inc. (the “Company,” “we” or “us”) as of April 9, 2009, for:

•	each person known by us to own beneficially more than 5% of our common stock;

•	each officer named in the summary compensation table;

•	each of our directors and director nominees; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the securities. Subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. In addition, shares of common stock issuable upon exercise of options and warrants beneficially owned that are exercisable within sixty days of April 9, 2009, are deemed outstanding for the purpose of computing the percentage ownership of the person holding those options and other rights, and the group as a whole, but are not deemed outstanding for computing the percentage ownership of any other person.

	Number of Shares Beneficially Owned
Name and Address* of Beneficial Owners	Common Stock	Shareholder Warrants(1)	Organizer Warrants(2)	Stock Options(3)		Total		Percent of Class (4)
Greater Than 5% Shareholders:
Michael D. Quagliano 251 Granada Hill Road Edwards, CO 81632	325,570	64,574	—	—		390,144		14.90%
Directors and Named Executive Officers:
Norma R. Akers	20,000	4,000	16,181	2,188		42,369	(5)	1.64%
Rob L. Alvarado	45,500	9,100	40,000	2,188		96,788	(6)	3.72%
Maria G. Arias	12,750	2,550	7,000	2,188		24,488	(7)	0.95%
Douglas Crichfield	10,000	2,000	7,500	2,188		21,688	(8)	0.85%
Robert J. Fenton	20,000	4,000	16,181	30,661		70,842	(9)	2.72%
James C. Foster	15,000	3,000	15,000	35,040		68,040	(10)	2.61%
Robert M. Gallegos	19,000	3,800	16,181	2,188		41,169	(11)	1.60%
Steve D. Gutterman	3,000	600	3,000	2,188		8,788	(8)	0.34%
Mark J. Martinez	14,081	2,816	—	26,280		43,177	(12)	1.67%
Ronald E. Montoya	20,000	4,000	16,181	3,063		43,244	(13)	1.68%
Ray L. Nash	500	100	—	2,188		2,788	(8)	0.11%
Joel S. Rosenstein	16,063	3,212	16,063	2,188		37,526	(8)	1.46%
Basil Sabbah	25,000	5,000	25,000	2,188		57,188	(8)	2.21%
F. Stanley Sena	14,000	2,800	14,000	2,188		32,988	(8)	1.28%
Mark R. Smith	9,014	1,802	9,014	2,188		22,018	(8)	0.86%
Kent C. Veio	25,004	5,000	16,181	2,188		48,373	(14)	1.88%
All directors and executive officers as a group (17 persons)	594,482	118,354	217,482	121,300		1,051,618	(15)	34.93%
Former named executive officer:
Paul M. Ferguson	19,540	3,908	16,181	16,499	(16)	56,128		2.17%

*                             The address of each of our directors and named executives is c/o Solera National Bancorp, Inc., 319 S. Sheridan Blvd., Lakewood, Colorado 80226.

(1)

Each of the Company’s initial shareholders was granted one warrant to purchase an additional share of common stock, at an exercise price of $12.50 per share, for every five shares purchased during the Company’s initial public offering. The shareholder warrants are fully vested and exercisable at any time prior to September 10, 2010.

(2)

Organizer warrants were granted to the Company’s Organizers who met various minimum requirements. Each Organizer warrant entitles the holder to purchase one additional share of the Company’s common stock at an exercise price of $10.00 per share. The Organizer warrants are fully vested and exercisable anytime prior to September 10, 2017.

(3)	Includes the number of shares of common stock that the director/named executive has the right to acquire within 60 days of April 9, 2009, pursuant to the exercise of stock options.
(4)

Calculated based on 2,553,671 shares of common stock outstanding as of April 9, 2009 plus options and warrants exercisable within sixty days of April 9, 2009 for the individual or the group, as applicable.

(5)

Includes 5,000 shares of common stock and shareholder warrants to acquire 1,000 shares of common stock that are owned by children of which the named individual has the investment power. Also includes 552 options that Ms. Akers will have the right to acquire within sixty (60) days of April 9, 2009.

(6)

Includes 30,000 shares of common stock, shareholder warrants to acquire 6,000 shares of common stock and organizer warrants to acquire 24,500 shares of common stock that are owned by two limited liability companies for which the named individual has the investment power. Also includes 552 options that Mr. Alvarado will have the right to acquire within sixty (60) days of April 9, 2009.

(7)

Includes 5,750 shares of common stock and shareholder warrants to acquire 1,150 shares of common stock owned by family members of which the named individual has the investment power. Also includes 552 options that Ms. Arias will have the right to acquire within sixty (60) days of April 9, 2009.

(8)	Includes 552 options that the named director will have the right to acquire within sixty (60) days of April 9, 2009.
(9)

Includes 1,000 shares of common stock and shareholder warrants to acquire 200 shares of common stock that are owned by children of which the named individual has the investment power. Also includes 7,901 options that Mr. Fenton will have the right to acquire within sixty (60) days of April 9, 2009.

(10)	Includes 9,029 options that Mr. Foster will have the right to acquire within sixty (60) days of April 9, 2009. Mr. Foster has pledged as security 12,720 shares of our common stock.
(11)

Includes 4,000 shares of common stock and shareholder warrants to acquire 800 shares of common stock that are owned by relatives of which the named individual has the investment power. Also includes 552 options that Mr. Gallegos will have the right to acquire within sixty (60) days of April 9, 2009.

(12)

Includes 1,631 shares of common stock and shareholder warrants to purchase 326 shares of common stock that are owned by the spouse of which the named individual has the investment power. Also includes 6,772 options that Mr. Martinez will have the right to acquire within sixty (60) days of April 9, 2009.

(13)	Includes 773 options that Mr. Montoya will have the right to acquire within sixty (60) days of April 9, 2009.
(14)	Includes 552 options that Mr. Veio will have the right to acquire within sixty (60) days of April 9, 2009. Mr. Veio has pledged as security 10,000 shares of our common stock.
(15)

Mr. Quagliano was also a director of Solera National Bancorp, Inc. as of December 31, 2008. As such, his shares have been included in the calculation of total number of shares beneficially owned as a group.

(16)	Mr. Ferguson’s 16,499 options expired unexercised on February 14, 2009.

PROPOSAL ONE:

ELECTION OF DIRECTORS

Director Nominees

The Board of Directors has proposed the thirteen nominees listed below for election as directors to serve until the 2010 annual meeting or until their successors are duly elected and qualified. All of the nominees listed below currently serve on our Board of Directors.

Unless otherwise specified in the accompanying form of proxy, proxies solicited hereby will be voted for the election of the nominees listed below. Each of the nominees has agreed to serve. If any of them should become unable to serve as a director, the Board of Directors may designate a substitute nominee. In that case, the proxies shall be voted for the substitute nominee or nominees to be designated by the Board of Directors. If no substitute nominees are available, the size of the Board of Directors will be reduced.

There are no arrangements or understandings between Solera National Bancorp, Inc. and any person pursuant to which such person has been elected or nominated as a director.

Set forth below is certain information with respect to each nominee for election as a director:

Name	Age	Position(s) Held with Solera National Bancorp, Inc.	Position(s) Held with Solera National Bank	Director Since
Norma R. Akers	55	Director	Director	2006
Rob L. Alvarado	32	Director	Director	2006
Maria G. Arias	47	Director	Director	2006
Douglas Crichfield	65	Chief Executive Officer and Director	Chief Executive Officer and Director	2006
Robert M. Gallegos	61	Director	Director	2006
Steve D. Gutterman	39	Director	Director	2006
Ronald E. Montoya	68	Vice Chairman and Director	Vice Chairman and Director	2006
Ray L. Nash	57	Director	Director	2006
Joel S. Rosenstein	37	Director	Director	2006
Basil Sabbah	40	Chairman and Director	Chairman and Director	2006
F. Stanley Sena	60	Director	Director	2006
Mark R. Smith	55	Director	Director	2006
Kent C. Veio	42	Director	Director	2006

Norma R. Akers

Norma Akers spent 20 years working for AT&T and Lucent Technologies Inc. in various business management, finance, information officer and diversity roles within the company.  Her last position with Lucent Technologies was Director of Sales for the account management relationship for Qwest managing the Lucent Technologies Software Sales team.  She retired from Lucent Technologies in 2001.  Prior to joining AT&T, Ms. Akers was a financial internal auditor for Monsanto Company.  Ms. Akers came to the United States in 1977 after receiving her B.S. degree at the University in Tegucigalpa, Honduras in Accounting.  In 1979, after studying the English language and two years of graduate school, Ms. Akers graduated from the University of Dallas, Braniff School of Management with an MBA in International Finance.

Rob L. Alvarado

Since March 2004, Mr. Alvarado has served as Executive Vice President and Legal Counsel at Palo Alto Inc., which owns and operates approximately 140 food franchises in Colorado, California, New Mexico and Virginia.  Prior to that, he was an Associate with Brownstein Hyatt & Farber P.C. from December 2002 through March 2004.  Before joining Brownstein Hyatt & Farber P.C., Mr. Alvarado was a Financial Analyst / Operations Consultant for Palo Alto, Inc. from May 2001 through December 2002.  Mr. Alvarado received his law degree from the University of Denver, College of Law.  In addition, he holds an MBA from the University of Denver, Daniels College of Business, and an undergraduate degree in hotel and restaurant management from Cornell University.  He sits on the Board of Directors of the Latin American Education Foundation, the Colorado I Have a Dream Foundation, and the advisory board of the Denver Venture School.  Mr. Alvarado also serves as President of the Denver and Albuquerque Taco Bell Restaurant Marketing Associations, Vice-President of the KFC New Mexico Marketing Co-op and as an ad hoc member of FRANMAC which is the Taco Bell Franchise Association Group.  In addition, Mr. Alvarado serves as Of Counsel for the law firm Kline, Alvarado and Veio, P.C. and is a principal member of Champion Private Diversified Fund, a private equity real estate fund based in Denver.  Finally, Mr. Alvarado serves on the Board of Directors of the Franchise Insurance Group a captive insurance group that insures approximately 1,500 quick service restaurants across the country.

Maria G. Arias

In February, 2007, Ms. Arias joined Comcast Cable as Vice President, Operations Management, for their West Division.  Prior to that, she served as Vice President of Law and Government Affairs for Adelphia Communications Corporation based in Denver, Colorado from March 2003 through July 2006.  In this capacity, she was responsible for providing legal support on cable operations, franchising and local government affairs matters to Adelphia’s corporate and regional teams.  Previously, Ms. Arias was the Vice President of Local Government Affairs for AT&T Broadband from February 2001 through November 2002. Ms. Arias received her Juris Doctorate from Northwestern University School of Law and her Bachelor of Arts degree from DePaul University.  She is a member of the ABA and Women in Cable & Telecommunications (WICT).

Douglas Crichfield

Prior to assuming the President and CEO role at Solera National Bancorp, Inc. in October 2008, Mr. Crichfield was Principal and Owner of the Crichfield Group which provided business consulting for entrepreneurs with an emphasis on bank advisory work.  Prior to forming the Crichfield Group in September 1999, he was a Director and EVP of CFX Corporation, Keene, New Hampshire (a bank holding company); and President, CEO & Trustee for the holding company’s principal subsidiary, CFX Bank.  Additionally, he served as President, CEO and Director of Community Bankshares, Inc., (a bank holding company) and its wholly owned subsidiary Concord Savings Bank, Concord, New Hampshire for seven years.  Mr. Crichfield has a Certificate from Harvard University Institute of Financial Management; a Certificate from the University of Illinois Graduate School of Bank Investments; and a B.A. and M.A. in Economics from Northeastern University.

Robert M. Gallegos

Mr. Gallegos has served as the President and Chief Financial Officer of The Gallegos Corporation (TGC) since January 1982.  TGC, headquartered in Vail, Colorado, is a leader in quality residential and commercial construction services and employs approximately 700 employees in five states.  TGC has offices in Vail, Aspen, Telluride, and Denver.  Prior to joining the family-owned business, Mr. Gallegos spent ten years with the Fund for Urban and Neighborhood Development.  Mr. Gallegos was responsible for designing a process for citizen participation and community involvement in the decision-making process.  Mr. Gallegos has been an active member in his community including service on the United Way’s annual grant allocation committee, member of the school board advisory committee, a Town Council Board member in Minturn, Colorado and the Planning Commission for Eagle County, Colorado, among others.

Steve D. Gutterman

Mr. Gutterman is a partner and Managing Director of MBH Enterprises, Inc.  MBH is a privately held holding company that acquires controlling interests and manages a diversified portfolio of operating companies.  Currently, MBH owns and operates platform companies, primarily in the energy and real estate services sectors, doing business throughout the United States.  MBH provides active, hands-on leadership, strategic direction, financial and operational controls and balance sheet management for its portfolio companies.  Prior to joining MBH in September 2005, Mr. Gutterman was Executive Vice President and Chief Operating Officer for E*TRADE Bank, a $30 billion federally chartered savings bank and a subsidiary of businesses, including a $16 billion deposit business, $5 billion direct-to-consumer mortgage and home equity businesses, the nation’s largest originator of luxury boat and recreational vehicle loans, a $2 billion credit card business and nationwide network of 15,000 automated teller machines.  He held that position from November 2001 through September 2005.  Mr. Gutterman joined E*TRADE Financial Corporation in February 2000 as the Head of Strategic Planning.  He has an MBA in Finance from the Columbia Business School, a JD from Columbia Law School and a BA in Political Science from Tufts University.

Ronald E. Montoya

Ronald Montoya has been President & CEO of Plasticomm Industries, Inc. since the company was founded in 1990.  A supplier, assembler and manufacturer of telecommunications products, cable and cable products, Plasticomm is based in Denver, Colorado.  Plasticomm Industries was ranked #19 on the Inc. Magazine Inner City 100 list.  Mr. Montoya is also owner of Innov8 Solutions USA and President & CEO of Plastic Supply Inc., in Albuquerque, New Mexico.  He has also held the office of Director for the Office of Minority Business for the State of Colorado.  Mr. Montoya holds a Bachelor of Arts degree from the University of Colorado, and Juris Doctorate from the University of Denver.  Mr. Montoya is a dedicated member of several community boards, including service as a board member for National Jewish Hospital, Metro State College Foundation, St. Joseph’s Hospital Foundation, Denver Hotel Authority, Colorado Forum and many others.  He has lived in the Denver community for 65 years.  He was an advisory board member for 12 years for U.S. Bank.  He served as the Chairman of the Board for the U.S. Hispanic Chamber of Commerce from 1996 to 1998, and as Executive Director of the Colorado Office of Minority Business from 1986 to 1990.

Ray L. Nash

From its founding in 1989 to 2000, Mr. Nash served as Chief Financial Officer of Vectra Bank based in Denver, Colorado.  During this time, he participated in all aspects of the bank’s strategic planning and managed several private and public offerings of stock.  Mr. Nash also managed the bank’s investment portfolio, which totaled over $300 million at its peak, and managed the acquisition of numerous banks and the evaluation of many more acquisition candidates.  Mr. Nash managed all SEC reporting, investor relations, human resources, finance and accounting, purchasing and facilities.  Additionally, he was the primary liaison with all banking regulators.  Along with the CEO, Mr. Nash successfully negotiated and completed the sale of Vectra Bank to Zions Bancorp in 1998.  Prior to joining Vectra, Mr. Nash spent six years as the Controller of the WestAmerica Mortgage Company where he managed all accounting functions.  Prior to joining WestAmerica, Mr. Nash worked for nine years with Deloitte Haskins and Sells, at the time, one of the big eight international accounting firms.  Mr. Nash currently maintains his CPA license.  He holds a BS in Accounting from the University of Utah and he completed the three-year curriculum at the Mortgage Bankers Association of American School of Mortgage Banking in 1987.  Since retiring from banking in 2000, Mr. Nash has managed personal and family investments and dedicated considerable time to volunteer activities.  In 2007, Mr. Nash founded Nash Family LLC, a land development business, where he currently serves as CEO.

Joel S. Rosenstein

Mr. Rosenstein joined Senn Visciano P.C. in May 2004 and became a partner in January 2005.  He currently practices commercial real estate, real estate finance, special district and general corporate law.  Prior to joining Senn Visciano P.C., he was an attorney with Fischer Sweetbaum & Levin P.C. from June 2003 through May 2004.  He began his law career in September 1997 as an Associate with Senn Lewis Visciano & Strahle P.C.  In the summer of 2005, Governor Bill Owens appointed Mr. Rosenstein to the Board of Directors of the Colorado Housing and Finance Authority (CHFA).  Currently, Mr. Rosenstein serves as chairman of CHFA’s Board of Directors.  Mr. Rosenstein graduated from the University of North Carolina at Chapel Hill with a B.A. with distinction and highest honors in history.  In 1997, he graduated from George Washington University National Law Center and was admitted to the Colorado Bar.

Basil Sabbah

Mr. Sabbah is the CEO and owner of Sabbro, LLC, an engineering consulting company located in Denver, Colorado.  The company provides engineering services to the United States government and other large contractors.  Prior to forming Sabbro, LLC in January 2003, Mr. Sabbah worked from December 2001 through January 2003 as Director of Latin America Business Development for technology company Network Appliance.  He also worked as Director of Business Development from June 1997 through December 2001 for Halliburton in Latin America.  Mr. Sabbah has substantial experience in business development, fundraising, and government contracting.  He is a member of the Denver Hispanic Chamber of Commerce and Hispanic Contractors.  Mr. Sabbah holds a BA in Anthropology and BS in Physics from the University of California.

F. Stanley Sena

Mr. Sena is currently President and CEO of SNAP Staffing Services, a mid-sized staffing firm located in Denver, Colorado focusing on administrative and light industrial temporary, temp-to-hire, and permanent placement.  Mr. Sena is also President and CEO of Goodwin Personnel, a mid-sized staffing firm located in Denver focusing on placing temporary, temp-to-hire, and permanent placement within the healthcare and dental industry.  He has held those positions from September 2002 until present.  From January 2001 until December 2004, Mr. Sena was Managing Director of LNS Services Company, an international logistics consulting organization.  Mr. Sena was previously Executive Vice President and COO of Americold Corporation, the leading third-party supplier of supply chain solutions in the consumer packaged goods industry.  Mr. Sena received his BA from Metropolitan State College and his doctorate in Law from the University of Denver.  He has been an attorney for 25 years and continues to be active in the Colorado Bar Association, the Douglas County Bar Association, and the Colorado Hispanic Bar Association.

Mark R. Smith

Mark Smith is a banking industry veteran with thirty years of commercial banking experience covering a wide range of responsibilities in several states and markets.  From March 2003 through June 2006, Mark was with U.S. Bank, based in Denver, as the Regional President for the Rocky Mountain Region.  In this role, Mr. Smith led all banking activities for the bank’s Utah and Colorado markets and was directly responsible for all Middle Market banking activities and personnel for the bank in Denver and Salt Lake City.  In June 2006, Mr. Smith decided to leave U.S. Bank to pursue other interests and spend more time with his family.  In 2006, Mr. Smith founded Summit Business Advisors, a regional business exit planning and transaction firm with offices in California, Nevada and affiliations worldwide.  From February, 2001 through February, 2003, Mr. Smith was with Union Bank of California as Senior Vice President and Division Manager of the bank’s Central Valley Region.  From March 1998 through November 2000, he was Market President for NationsBank and responsible for its Oklahoma City Market.  In September 1996, BankAmerica Corporation named him President of its Alaska Bank - Bank of America-Alaska.  Mr. Smith began his career with Bank of America in 1976 as a credit trainee.  He is a graduate of the University of La Verne in California, holding a Bachelor of Science degree in Business Administration.  He holds a Certified Financial Planning certificate from Oklahoma City University and has completed executive management programs at the University of Southern California and Stanford University, Graduate School of Business.

Kent C. Veio

K.C. Veio is currently the Chairman of Kline Alvarado Veio, P.C., a Denver-based firm that focuses in the areas of public finance and business law.  Prior to forming the firm in June 2004, Mr. Veio was a shareholder and Chair of the municipal and public finance group at Brownstein Hyatt & Farber.  He was with the firm from January 2001 through June 2004.  In 1999, Governor Bill Owens appointed Mr. Veio to the Board of Directors of the Colorado Educational and Cultural Facilities Authority, and in 2002, Denver Mayor John Hickenlooper appointed Veio to become a Commissioner of the Denver Public Library.  Veio received his law degree from the University of Denver, College of Law, and his undergraduate degree in business from the University of Colorado.  His professional work as an attorney involves the representation of many commercial lenders and financial institutions and affords him an in-depth understanding of the financial services industry.

Vote Required

The vote of the holders of a plurality of the shares present in person or represented by proxy and entitled to vote in the election of directors is required to elect any director.

Recommendation of the Board of Directors

The Board of Directors recommends that the shareholders vote “FOR” each of the nominees for election as director.

Executive Officers

As of the date of this proxy statement our executive officers are as follows:

Douglas Crichfield, President and Chief Executive Officer

Biographical information for Mr. Crichfield is set forth above under “Director Nominees.”

Robert J. Fenton, Executive Vice President, Chief Financial Officer and Chief Operating Officer

Mr. Fenton, age 52, joined the Bank project in January 2005 as an Organizer and as a full-time consultant in April 2005.  Prior to this, he was the CFO of Visa Debit Processing Services (DPS), a division of Visa USA.  At the time, DPS was the 2nd largest processor of Visa transactions in the world.  He served in that capacity from October 2002 through July 2004.  Prior to joining Visa, Mr. Fenton was the CFO of E*TRADE Bank from January 2001 through October 2002.  At the time, E*TRADE Bank was a $15 billion savings bank, the fifth largest OTS-regulated bank in the country.  Before joining E*TRADE, Fenton held several leadership positions, domestically and internationally, during his 15 years with Citicorp/Citibank (now Citigroup).  In his final role at Citi, Mr. Fenton was the CFO of the Travel and Business Strategic Business Unit, an operating unit of Citi Cards North America.  The business unit managed approximately three million accounts and $10 billion in credit card receivables and was responsible for the Citibank AAdvantage card, the premier co-branded airline reward card in the industry.  Prior to his tenure at Citigroup, Mr. Fenton spent five years with PepsiCo in various finance roles, as well as two years at Price Waterhouse (now known as PricewaterhouseCoopers).  Mr. Fenton is a CPA (inactive license) and has an MBA in Finance from Pace University and a Bachelor of Science in Accounting from Ithaca College in Ithaca, New York.

Mark J. Martinez, Regional President and Senior Lending Officer

Mr. Martinez, age 48, is a seasoned community banker, having worked in the Denver banking industry since 1977.  He joined the Bank project as a full-time consultant in March 2006 and has been serving as the Bank’s Regional President and Senior Lending Officer since opening in September 2007.  From March 2004 through March 2006, Mr. Martinez was responsible for the establishment and overall management of IronStone Bank operations in the state of Colorado, including retail, private banking, small business and commercial lines of business.  While at Heritage Banks from June 2002 through March 2004, Mr. Martinez was responsible for the management of several divisions and functional areas of the organization including mortgage lending, investment services, human resources, community relations, marketing, training, and facilities.  From January 2001 through June 2002, Mr. Martinez was Vice President with Merchants Mortgage & Trust Corporation.  He was responsible for the management and delivery of commercial and residential lending services for this locally-owned and privately held residential and commercial mortgage company. At Key Bank, from 1995 to 2001, he was responsible for delivering a full range of credit, depository, cash management, investment, insurance, leasing and e-commerce products to Colorado entrepreneurs through a 45 bank delivery system.  At Norwest from 1989 to 1995, he held several positions.  In his last position, he was responsible for building a portfolio of Commercial Banking clients with an emphasis in energy and mineral related loan and deposit relationships.  At Affiliated First Colorado Bank & Trust, from 1986 to 1989, he managed a commercial loan portfolio, handling all credit and depository needs of his clients.  Mr. Martinez has a Bachelor of Science degree in Business Administration with an emphasis in Accounting and Finance from Regis University.

CORPORATE GOVERNANCE

Corporate Governance Principles and Board Matters

We are committed to having sound corporate governance principles, both at the holding company level and at Solera National Bank. Such principles are essential to running our business efficiently and to maintaining our integrity in the marketplace. We have adopted a Conflict of Interest and Code of Ethics Policy, which, together with the policies referred to therein, is applicable to all of our directors, officers and employees and complies with the applicable provisions of the Securities Exchange Act of 1934 (the “Exchange Act”). The Conflict of Interest and Code of Ethics Policy covers all areas of professional conduct, including conflicts of interest, disclosure obligations, insider trading and confidential information, as well as compliance with all laws, rules and regulations applicable to our business. We encourage all employees, officers and directors to promptly report any violations of any of our policies. Copies of our Conflict of Interest and Code of Ethics Policy may be obtained by any person, without charge, upon written request to Solera National Bancorp, Inc., Attn: Robert J. Fenton, 319 S. Sheridan Blvd., Lakewood, Colorado 80226.

Board Independence

Our Board of Directors has determined that each of our current directors, except Messrs. Crichfield and Foster, is an “independent director” within the meaning of Rule 4200(a)(15) of the Nasdaq listing standards.  Mr. Crichfield currently serves as our and the Bank’s President and Chief Executive Officer.  Mr. Foster currently serves as the Bank’s Director of Hispanic Initiatives and Community Relations and our and the Bank’s Chairman Emeritus.

Director Qualifications

We believe that our directors should have the highest professional and personal ethics and values. They should have broad experience at the policy-making level in business, government or banking. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties for us. Each director must represent the interests of all shareholders. When considering potential director candidates, the Board also considers the candidate’s character, judgment, diversity, age, skills, including financial literacy and experience in the context of our needs and the needs of the Board of Directors.

Board Structure and Committee Composition

As of the date of this proxy statement, our current Board of Directors is composed of fifteen persons. We also have an Audit Committee, Compensation Committee, Nomination and Governance Committee and Executive Committee. The membership and the function of each of the committees are described below.

Regularly scheduled Board of Directors’ meetings for Solera National Bancorp, Inc. are held monthly.  Additional special meetings may be held as needed.  During the fiscal year 2008, our Board held eighteen (18) joint (Bank and Bancorp) meetings. Each director attended at least 75% of the total of all Board and applicable committee meetings, except for Maria Arias, who attended 55%, James C. Foster, who attended 62%, Robert M. Gallegos who attended 67%, Mark Smith who attended 73%, and Kent C. Veio who attended 58% of the meetings.  Directors are encouraged to attend annual meetings of our shareholders, although we have no formal policy on director attendance at annual shareholders’ meetings. The 2008 Annual Meeting of Stockholders was attended by 9 of the 15 directors comprising the Board at the time.

Committees of Solera National Bancorp, Inc.

Audit Committee

The current members of the Audit Committee are Ray L. Nash (Chairman), Robert M. Gallegos, Steve D. Gutterman and Ronald E. Montoya.  Maria Arias served on the Audit Committee from January 2007 through May 2008.  The Audit Committee met six (6) times during fiscal year 2008, including four (4) meetings at which our independent registered public accounting firm was present.  The members of the Audit Committee are “independent directors” as such term is defined in Rule 4200(a)(15) of the Nasdaq listing standards as currently in effect and the financial literacy requirements under applicable SEC and Nasdaq rules.  The Board of Directors has determined that Mr. Nash qualifies as an audit committee financial expert under the definition outlined by the SEC.  A current copy of the Audit Committee charter is attached as Annex A to this proxy statement.

The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of our consolidated financial statements, compliance with legal and regulatory requirements, the independent accountants’ qualifications and independence, the performance of independent accountants, risk assessment and risk management. The duties of the Audit Committee include:

•	appointing, evaluating and determining the compensation of our independent accountants;

•	reviewing and approving the scope of the annual audit, the audit fee and the financial statements;

•	reviewing disclosure controls and procedures, internal control over financial reporting, the internal audit function and corporate policies with respect to financial information;

•	reviewing other risks that may have a significant impact on our financial statements;

•	preparing the Audit Committee report for inclusion in the annual proxy statement; and

•	establishing procedures for the receipt, retention and treatment of complaints regarding accounting and auditing matters.

The Audit Committee works closely with management as well as our independent accountants. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from us for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.

Compensation Committee

The current members of the Compensation Committee are Mark R. Smith (Chairman), Norma R. Akers, Basil Sabbah, F. Stanley Sena and Kent C. Veio.  Joel S. Rosenstein served on the Compensation Committee throughout fiscal 2007 and through May 2008.  The Compensation Committee met four (4) times during fiscal year 2008.  The members of the Compensation Committee are “independent directors” as such term is defined in Rule 4200(a)(15) of the Nasdaq listing standards as currently in effect.  A current copy of the Compensation Committee charter is attached as Annex B to this proxy statement.

The Compensation Committee recommends to the Board of Directors the salaries of senior management, compensation paid to directors and the policies, terms and conditions of employment of all employees of Solera National Bancorp, Inc. and Solera National Bank. The committee assists senior management in indentifying candidates for available positions and coordinates efforts with legal counsel to create employee compensation plans, including the granting of stock options.  The committee is responsible for performance evaluations of senior management and for creating senior management compensation plans.  The committee reviews and recommends employee benefit plans, as proposed by management, to the Board of Directors.

Nomination and Governance Committee

The current members of the Nomination and Governance Committee are Kent C. Veio (Chairman), Norma R. Akers, Rob L. Alvarado, Maria G. Arias and James C. Foster.  Paul M. Ferguson, who resigned as director in November 2008, served on the Nomination and Governance Committee throughout fiscal 2007 and until the date of his resignation in 2008.  The Nomination and Governance Committee met two (2) times during fiscal year 2008.  A current copy of the Nomination and Governance Committee charter is attached as Annex C to this proxy statement.

The Nomination and Governance Committee reviews all Board-recommended and shareholder-recommended nominees, determining each nominee’s qualifications and making a recommendation to the full Board of Directors as to which persons should be our Board’s nominees. Additionally, this committee is responsible for overseeing management continuity planning and developing and implementing the Company’s Corporate Governance Guidelines.  The committee has the following duties and responsibilities:

•                       Establish criteria for the selection of new directors to serve on the Board of Directors, taking into account at a minimum all applicable laws, rules, regulations and listing standards, a potential candidate’s experience, areas of expertise and other factors relative to the overall composition of the Board of Directors.

•                       Identify individuals believed to be qualified as candidates to serve on the Board of Directors of the Company and its subsidiaries and select, or recommend that a majority of independent members of the Board of Directors select, the candidates for all directorships to be filled by the Board of Directors or by the shareholders at an annual or special meeting.

•                       Review Director candidates submitted by shareholders in accordance with the policy set forth in the Company’s Certificate of Incorporation, as amended.

•                       Monitor the orientation and continuing education program for Directors.

•                       Review the Board of Director’s committee structure and recommend to the Board of Directors to serve on the committees of the Board, giving consideration to the criteria for service on each committee as set forth in the charter for such committee, as well as to any other factors the committee deems relevant, and when appropriate, make recommendations regarding the removal of any member of any committee.

•                       Recommend members of the Board of Directors to serve as the Chair of the committees of the Board of Directors.

•                       Review the adequacy of the charters adopted by each committee of the Board, and recommend changes as necessary.

•                       Oversee and approve the management continuity planning process. Annually review and evaluate the succession plans relating to the CEO and other executive officer positions and make recommendations to the Board of Directors with respect to the selection of individuals to occupy these positions.

•                       Develop and recommend to the Board of Directors for its approval an annual self-evaluation process of the Board of Directors and its committees.  Based on the results of the annual evaluation, as well as on any other matters the committee shall deem relevant, the committee shall make such recommendations to the Board of Directors regarding Board processes and other items deemed appropriate to improve or ensure the effective functioning of the Board of Directors as the committee shall from time to time deem advisable or appropriate.

•                       Develop and recommend to the Board of Directors for its approval a set of Corporate Governance Guidelines.  The committee shall review the Guidelines on an annual basis, or more frequently if appropriate, and recommend changes as necessary.

•                       Perform any other activities consistent with the charter, the Company’s bylaws and governing law as the committee or the Board of Directors deem appropriate.

Executive Committee

The current members of the Executive Committee are Basil Sabbah (Chairman), Douglas Crichfield, Ronald E. Montoya and Joel S. Rosenstein.  James C. Foster served as chairman of the Executive Committee throughout fiscal 2007 and through May 2008.  Paul M. Ferguson, who resigned as director in November 2008, served on the Executive Committee throughout fiscal 2007 and until the date of his resignation in 2008.  The Executive Committee met three (3) times during fiscal year 2008 and does not operate pursuant to a written charter.

The Executive Committee meets as needed and, with certain exceptions, generally has the same powers as the Board of Directors in the management of our business affairs between Board meetings.  The Board of Directors will, from time to time, charge the Executive Committee with specific responsibilities and tasks as it deems appropriate.  The committee is not intended to act in place of the full Board, but rather in a support role, and the Executive Committee does not have the authority to exercise all of the Board’s powers; for example, the full Board of Directors generally reserves the right to execute extraordinary contracts such as mergers and acquisitions.  The committee will make recommendations to the Board of Directors regarding matters important to our overall management and strategic operation.

Shareholder Communications with our Board of Directors

Our Board of Directors has established a process for shareholders to communicate with the Board of Directors or with individual directors. Shareholders who wish to communicate with our Board of Directors or with individual directors should direct written correspondence to our Secretary at our principal executive offices located at 319 S. Sheridan Blvd. Lakewood, Colorado 80226. Any such communication must contain:

•	a representation that the shareholder is a beneficial holder of our capital stock;

•	the name and address, as they appear on our books, of the shareholder sending such communication; and

•	the number of shares of our capital stock that is beneficially owned by such shareholder.

The Secretary will forward such communications to our Board of Directors or the specified individual director to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Secretary has the authority to discard the communication or to take appropriate legal action regarding such communication.

Consideration of Director Nominees

Our Board of Directors believes that it is necessary that the majority of our Board of Directors be comprised of independent directors and that it is desirable to have at least one audit committee financial expert serving on the Audit Committee. The Nomination and Governance Committee considers these requirements when recommending Board nominees. The Committee utilizes a variety of methods for identifying and evaluating nominees for director. It will regularly assess the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or other circumstances. When considering potential director candidates, the Committee also considers the candidate’s character, judgment, age, skills, including financial literacy, conflicts of interest and experience in the context of our needs, the needs of Solera National Bancorp, Inc. and the existing directors.

Our Board of Directors has established a procedure whereby our shareholders can nominate potential director candidates. The Nomination and Governance Committee will consider director candidates recommended by our shareholders in a similar manner as those recommended by members of management or other directors, provided the shareholder submitting such nomination has complied with procedures set forth in our bylaws.

Shareholders wishing to make such a submission may do so not later than December 14, 2009 by providing all information regarding the nominee that would be required under applicable proxy rules, including (in addition to the information required in our bylaws or by applicable law): (i) the full name and resident address of the nominee; (ii) the age of the nominee; (iii) the principal occupation of the nominee for the past five years; (iv) any current directorship held on public company boards; (v) the number of shares of our common stock held by the nominee, if any; and (vi) a signed statement of the nominee consenting to serve if elected. In addition, the shareholder making the nomination and the beneficial owner, if any, on whose behalf the nomination is being made must provide (i) the name and address, as they appear on our books, of such shareholder and such beneficial owner, (ii) the class and number of shares of Solera National Bancorp, Inc. that are owned beneficially and of record by such shareholder and such beneficial owner, and (iii) any material interest of the shareholder and/or such beneficial owner in the nominee or the nominee’s election as a director. Such information should be sent to the Nomination and Governance Committee, Solera National Bancorp, Inc., c/o Secretary, 319 S. Sheridan Blvd., Lakewood, Colorado 80226.

No candidates for director nominations were submitted to the Nomination and Governance Committee by any shareholder in connection with the annual meeting. Any shareholder desiring to present a nomination for consideration prior to the 2010 annual meeting must do so in accordance with our policies and bylaws.

REPORT OF THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS

The information contained in this Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or to be subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

In accordance with its written charter, the Audit Committee assists our Board of Directors in, among other things, oversight of our financial reporting process, including the effectiveness of our internal accounting and financial controls and procedures, and controls over the accounting, auditing, and financial reporting practices.

Our Board of Directors has determined that the members of the Audit Committee satisfy the independence requirements of the Securities and Exchange Commission and the Nasdaq listing standards.

Management is responsible for the financial reporting process, the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, the system of internal controls, and procedures designed to insure compliance with accounting standards and applicable laws and regulations. Our independent accountants are responsible for auditing the financial statements. The Audit Committee’s responsibility is to monitor and review these processes and procedures. The Audit Committee relies, without independent verification, on the information provided to us and on the representations made by management that the financial statements have been prepared with integrity and objectivity and on the representations of management and the opinion of the independent accountants that such financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

During fiscal 2008, the Audit Committee had six (6) meetings. The Audit Committee’s regular meetings were conducted so as to encourage communication among the members of the Audit Committee, management, and our independent accountants for 2008, McGladrey & Pullen, LLP. Among other things, the Audit Committee discussed with our independent accountants the overall scope and plans for their audit. The Audit Committee separately met with the independent accountants, with and without management, to discuss the results of their examinations and their observations and recommendations regarding our internal controls. The Audit Committee also discussed with our independent accountants all matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.”

The Audit Committee reviewed and discussed our audited consolidated financial statements as of and for the year ended December 31, 2008 with management, and our independent accountants. Management’s discussions with the Audit Committee included a review of critical accounting policies.

The Audit Committee obtained from the independent accountants a formal written statement describing all relationships between us and our accountants that might bear on the accountants’ independence consistent with applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence.  The Audit Committee discussed with the accountants any relationships that may have an impact on their objectivity and independence and satisfied itself as to the accountants’ independence. The Audit Committee has reviewed and approved the amount of fees paid to McGladrey & Pullen, LLP, for audit and non-audit services. The Audit Committee concluded that the provision of services by McGladrey & Pullen, LLP is compatible with the maintenance of their independence.

Based on the above-mentioned review and discussions with management, and the independent accountants, and subject to the limitations on our role and responsibilities described above and in the Audit

Committee charter, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors

Ray L. Nash (Chairman)

Robert M. Gallegos

Steve D. Gutterman

Ronald E. Montoya

EXECUTIVE COMPENSATION

Compensation Philosophy

The duty of the Compensation Committee is to evaluate and make recommendations to the Board of Directors regarding the administration of the executive compensation program for Solera National Bancorp, Inc. and Solera National Bank. The Compensation Committee is responsible for recommending appropriate compensation goals for the executive officers of Solera National Bancorp, Inc., evaluating the performance of such executive officers in meeting such goals and making recommendations to the Board with regard to executive compensation. Solera National Bancorp, Inc.’s compensation philosophy is to ensure that executive compensation be directly linked to continuous improvements in corporate performance, achievement of specific operational, financial and strategic objectives, and increases in shareholder value. The Compensation Committee regularly reviews the compensation packages of Solera National Bancorp, Inc.’s executive officers, taking into account factors that it considers relevant, such as business conditions within and outside the industry, Solera National Bancorp, Inc.’s financial performance, the market composition for executives of similar background and experience, and the performance of the executive officer under consideration. The particular elements of Solera National Bancorp, Inc.’s compensation programs for executive officers are described below.

Compensation Structure

The base compensation for the executive officers of Solera National Bancorp, Inc. named in the Summary Compensation Table is intended to be competitive with that paid in comparable situated industries, taking into account the scope of responsibilities. The goals of the Compensation Committee in establishing Solera National Bancorp, Inc.’s executive compensation program are:

•	to compensate the executive officers of Solera National Bancorp, Inc. fairly for their contributions to Solera National Bancorp, Inc.’s short, medium and long-term performance; and

•

to allow Solera National Bancorp, Inc. to attract, motivate and retain the management personnel necessary to Solera National Bancorp, Inc.’s success by providing an executive compensation program comparable to that offered by companies with which Solera National Bancorp, Inc. competes for management personnel.

Upon the opening of the Bank, the Company entered into employment agreements with each of the executive officers named in the Summary Compensation Table. Each employment agreement provides for a set base salary during the first year of the agreement, which may be increased upon review by the Board at the end of each year. The base salary level for each officer is determined by taking into account individual experience, individual performance, individual potential, competitive market considerations and specific issues particular to Solera National Bancorp, Inc. Base salary level for executive officers of selected banks and bank holding companies of similar size are also taken into consideration in setting an appropriate base salary for the named executive officers. The base level established for each executive officer is considered by the Compensation Committee to be competitive and reasonable.

The Compensation Committee monitors the base salary levels and the various incentives of the executive officers of Solera National Bancorp, Inc. to ensure that overall compensation is consistent with Solera National Bancorp, Inc.’s objectives and remains competitive within the area of Solera National Bancorp, Inc.’s operations. In setting the goals and measuring an executive’s performance against those goals, Solera National Bancorp, Inc. considers the performance of its competitors and general economic and market conditions. None of the factors included in Solera National Bancorp, Inc.’s strategic and business goals are assigned a specific weight. Instead, the Compensation Committee recognizes that the relative importance of these factors may change in order to adapt Solera National Bancorp, Inc.’s operations to specific business challenges and to reflect changing economic and marketplace conditions.

Annual Compensation

The annual compensation of the executive officers of Solera National Bank consists of a base salary and discretionary annual performance bonuses which may be in cash, options to purchase Solera National Bancorp, Inc. stock or a combination of both.

Stock Incentive Plan

The Board of Directors and shareholders have approved the Solera National Bancorp, Inc. 2007 Stock Incentive Plan.  Stock options are currently the primary source of long-term incentive compensation for the executive officers and directors of Solera National Bancorp, Inc. and Solera National Bank. Each of the employees, executive officers, members of senior management and directors of Solera National Bancorp, Inc. and Solera National Bank is eligible to participate in the 2007 Stock Incentive Plan.

Employment Agreements

Compensation of the President and Chief Executive Officer

We have not yet entered into an employment agreement with Douglas Crichfield regarding his employment as President and Chief Executive Officer of Solera National Bank and Solera National Bancorp, Inc. In the interim, Mr. Crichfield is being paid a monthly salary of $16,250 and a monthly housing allowance of $2,000.  Mr. Crichfield also receives other customary benefits such as health insurance for himself and his dependents, dental insurance, sick leave and vacation, membership fees to banking and professional organizations, use of a cell phone and laptop, and reimbursement of reasonable business expenses. In addition, the Bank provides Mr. Crichfield with term life insurance coverage of one and a quarter times his annual salary.  The Compensation Committee of the Board is engaged in discussions with Mr. Crichfield relating to the remaining terms and conditions of his employment.

Compensation of the Chief Operating Officer and Chief Financial Officer

We have entered into an employment agreement with Robert J. Fenton regarding his employment as Chief Operating Officer and Chief Financial Officer of Solera National Bank. The agreement commenced when the Bank opened for business on September 10, 2007 and continues in effect for a period of three years (3) (with certain exceptions). The agreement automatically renews for one-year terms at the completion of the initial three-year term. Under the terms of the agreement, Mr. Fenton receives a base salary of $175,000 per year. Mr. Fenton is eligible to participate in any executive incentive bonus plan and all other benefit programs that the Bank has adopted. Mr. Fenton also receives other customary benefits such as health insurance for himself and his dependents, dental insurance, sick leave and vacation, membership fees to banking and professional organizations, use of a cell phone and laptop, and reimbursement of reasonable business expenses. In addition, the Bank provides Mr. Fenton with term life insurance coverage of two times his annual salary.

In the event that Mr. Fenton is terminated, or elects to terminate his employment, in connection with a “change of control,” Mr. Fenton would be entitled to receive a cash lump-sum payment equal to 199% of his “base amount” as defined in section 280G of the Internal Revenue Code (IRC) and, in general, means the executive’s annualized compensation over the prior five-year period.  In the event that any compensation payable is determined to be a “parachute payment” subject to excise taxes imposed by Section 4999 of the IRC or any successor provision, the Bank agrees to pay to Mr. Fenton an additional sum in an amount such that the net amount retained by Mr. Fenton is equal to the amount of the lump-sum payment.  Upon disability or death, Mr. Fenton or his estate will be entitled to three months of Mr. Fenton’s base salary and the Bank shall provide or maintain health insurance benefits, at the Bank’s expense, for executive’s spouse for a period of 12 months.

In reviewing the 2008 compensation of Mr. Fenton, the Compensation Committee and Board of Directors undertook the same evaluation set forth above with respect to executive officers. The Compensation Committee believes that Mr. Fenton’s total compensation is reasonable and competitive based on the overall performance of Solera National Bancorp, Inc.

Compensation of the Regional President, Senior Lending Officer

We have entered into an employment agreement with Mark J. Martinez regarding his employment as Regional President, Senior Lending Officer of Solera National Bank. The agreement commenced when the Bank opened for business on September 10, 2007 and continues in effect for a period of three years (3) (with certain exceptions). The agreement automatically renews for one-year terms at the completion of the initial three-year term. Under the terms of the agreement, Mr. Martinez receives a base salary of $180,000 per year. Mr. Martinez is eligible to participate in any executive incentive bonus plan and all other benefit programs that the Bank has adopted. Mr. Martinez also receives other customary benefits such as health insurance for himself and his dependents, dental insurance, sick leave and vacation, membership fees to banking and professional organizations, use of a cell phone and laptop, and reimbursement of reasonable business expenses. In addition, the Bank provides Mr. Martinez with term life insurance coverage of two times his annual salary.

In the event that Mr. Martinez is terminated, or elects to terminate his employment, in connection with a “change of control,” Mr. Martinez would be entitled to receive a cash lump-sum payment equal to 199% of his “base amount” as defined in section 280G of the Internal Revenue Code (IRC) and, in general, means the executive’s annualized compensation over the prior five-year period.  In the event that any compensation payable is determined to be a “parachute payment” subject to excise taxes imposed by Section 4999 of the IRC or any successor provision, the Bank agrees to pay to Mr. Martinez an additional sum in an amount such that the net amount retained by Mr. Martinez is equal to the amount of the lump-sum payment.  Upon disability or death, Mr. Martinez or his estate will be entitled to three months of Mr. Martinez’s base salary and the Bank shall provide or maintain health insurance benefits, at the Bank’s expense, for executive’s spouse for a period of 12 months.

In reviewing the 2008 compensation of Mr. Martinez, the Compensation Committee and Board of Directors undertook the same evaluation set forth above with respect to executive officers. The Compensation Committee believes that Mr. Martinez’s total compensation is reasonable and competitive based on the overall performance of Solera National Bancorp, Inc.

Executive Compensation Deductibility

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1,000,000 paid to a company’s chief executive officer or any of the four other most highly compensated officers. Section 162(m) specifically exempts certain performance-based compensation from the deduction limit. The Board of Directors and Compensation Committee generally intends to limit non-performance based compensation and grant awards under the 2007 Stock Incentive Plan, consistent with terms of Section 162(m) so that the awards will not be subject to the $1,000,000 deductibility limit.

2007 and 2008 Executive Compensation

Summary of Cash and Certain Other Compensation

The following table sets forth for each of our named executive officers: (i) the dollar value of base salary and bonus earned during the years ended December 31, 2008 and 2007; (ii) for options outstanding to each named executive officer, the dollar amount is the amount recognized in 2008 and 2007 by the Company for such options in accordance with FAS 123(R); (iii) the dollar value of earnings for services pursuant to awards granted during the years under non-equity incentive plans; (iv) the change in pension value and non-qualified deferred compensation earnings during the years; (v) all other compensation for the years; and, finally, (vi) the dollar value of total compensation for the years presented.  The table does not include certain fringe benefits made available on a nondiscriminatory basis to all of our employees, such as group health insurance, dental insurance, professional memberships and dues, vacation and sick leave.  In addition, we may make available benefits to our executive officers with a view to acquiring and retaining qualified personnel and facilitating job performance.  The aggregate value of such benefits in the case of each executive officer listed in the table below, which cannot be precisely ascertained but which is less than $10,000 for each such executive officer, is not included.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)

Douglas Crichfield (2) Chief Executive Officer, President	2008	29,938	—	—	3,592	(3)	—	—	7,237	(4)	40,767

Robert J. Fenton Chief Financial Officer, Chief Operating Officer	2008	175,000	15,000	—	46,449		—	—	837	(5)	237,286
	2007	46,580	—	—	13,310		—	—	236,450	(6)	296,340

Mark J. Martinez Regional President, Senior Lending Officer	2008	180,000	10,000	—	39,817		—	—	745	(7)	230,562
	2007	50,262	—	—	11,408		—	—	126,198	(8)	187,868

James C. Foster, Chairman Emeritus and Director of Hispanic Initiatives and Community Relations (9)	2007	23,241	—	—	15,211		—	—	126,704	(10)	165,156
Former Executive Officer:
Paul M. Ferguson Chief Executive Officer, President	2008	176,942	—	—	33,488		—	—	192,794	(11)	403,224
	2007	52,891	20,000	—	11,884		—	—	149,526	(12)	234,301

(1)

The amounts reported in this column for each officer reflect the compensation costs for financial statement reporting purposes, excluding the estimate for forfeitures, for the year under FAS 123R for stock options granted in and prior to the year. These are not amounts paid to or realized by the officer. During 2008, Mr. Ferguson forfeited 47,341 options. Assumptions used in calculation of these compensation costs are included in Note 11 of the Notes to Consolidated Financial Statements in the 2008 Form 10-K and Note 10 of the Notes to Consolidated Financial Statements in the 2007 Form 10-KSB.

(2)	Mr. Crichfield’s employment with the Bank began on October 27, 2008, at a monthly salary of $16,250.
(3)

Includes the amount of compensation cost expensed for financial statement reporting purposes for the year under FAS 123R for options granted to Mr. Crichfield in his capacity as director of Solera National Bancorp, Inc.

(4)	Includes $6,000 paid as housing reimbursement; $1,170 paid as mileage reimbursement for commute from home to office; and $67 for life insurance premiums.
(5)	Life insurance premiums.
(6)	Includes $236,214 paid as consulting fees before the Bank opened for business and $236 for life and disability insurance premiums.
(7)	Life insurance premiums.
(8)	Includes $125,962 paid as consulting fees before the Bank opened for business and $236 for life and disability insurance premiums.
(9)

Mr. Foster served as our Chairman and as an executive officer during the fiscal year ended December 31, 2007. He is no longer considered an executive officer in connection with his appointment as Chairman Emeritus in November 2007 and therefore no 2008 disclosure is provided.

(10)	Includes $126,538 paid as consulting fees before the Bank opened for business and $166 for life and disability insurance premiums.
(11)	Includes $187,500 severance; $4,145 for health insurance premiums incurred in accordance with severance agreement; and $1,148 for life insurance premiums.
(12)	Includes $145,750 paid as consulting fees before the Bank opened for business, $3,540 paid as housing reimbursement and $236 for life and disability insurance premiums.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information on outstanding option awards held by the named executive officers at December 31, 2008, including the number of shares underlying both exercisable and unexercisable portions of each stock option as well as the exercise price and the expiration date of each outstanding option.  There were no stock awards outstanding as of December 31, 2007.

Outstanding Equity Awards at December 31, 2008 Year-End Table

(Executive Officers)

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Douglas Crichfield(4)	1,563	3,437	(1)	—	$10.00	09/10/2017

Robert J. Fenton	19,799	43,560	(1)	—	$10.00	09/10/2017
	2,035	6,108	(2)	—	$10.00	12/31/2017
	—	8,000	(3)		$7.10	02/12/2019

Mark J. Martinez	16,971	37,337	(1)	—	$10.00	09/10/2017
	1,745	5,235	(2)	—	$10.00	12/31/2017
	—	5,000	(3)		$7.10	02/12/2019
Former named executive officer:
Paul M. Ferguson(5)	16,499	—		—	$10.00	2/14/2009

(1)          Vests ratably over the next 33 months.

(2)          Vests ratably over the next 36 months.

(3)          Twenty-five percent (25%) of these options vest on 02/12/2010 with the remainder of the options vesting ratably over the next 36 months.

(4)          Issued as compensation for his role as director of Solera National Bancorp, Inc.

(5)          Mr. Ferguson’s vested shares expired unexercised on 2/14/2009.  All unvested shares were forfeited as of the date of his separation agreement.

DIRECTOR COMPENSATION

Meetings of our Board of Directors are held regularly each month. We do not currently make cash payments to directors for any service provided as a director, although all directors are reimbursed for their out-of-pocket expenses incurred in connection with the performance of Board duties.  Under the 2007 Stock Incentive Plan, directors may be compensated for their service to the Company with non-statutory stock options. We intend to begin compensating our directors with cash payments for their service once Solera National Bancorp, Inc. and Solera National Bank become profitable.

Summary Compensation Table - Directors

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Non qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Norma R. Akers	—	—	2,475	—	—	—	2,475
Rob L. Alvarado	—	—	2,475	—	—	—	2,475
Maria G. Arias	—	—	2,475	—	—	—	2,475
James C. Foster(1)	—	—	—	—	—	—	—
Robert M. Gallegos	—	—	2,475	—	—	—	2,475
Steve D. Gutterman	—	—	2,475	—	—	—	2,475
Ronald E. Montoya	—	—	3,465	—	—	—	3,465
Ray L. Nash	—	—	2,475	—	—	—	2,475
Michael D. Quagliano	—	—	—	—	—	—	—
Joel S. Rosenstein	—	—	2,475	—	—	—	2,475
Basil Sabbah	—	—	2,475	—	—	—	2,475
F. Stanley Sena	—	—	2,475	—	—	—	2,475
Mark R. Smith	—	—	2,475	—	—	—	2,475
Kent C. Veio	—	—	2,475	—	—	—	2,475

Former Director:
Paul M. Ferguson(2)	—	—	—	—	—	—	—

(1)          Mr. Foster is an employee director and did not receive compensation as a director.

(2)          Mr. Ferguson was an employee director and did not receive compensation as a director.

(3)          Amounts reported in this column constitute the compensation cost recognized in 2008 of all outstanding and unvested option awards for the named director, calculated in accordance with the Company’s valuation under FAS 123R for purposes of its financial statement reporting.  The valuation shown in this column is based on the grant date fair value of each award determined pursuant to FAS 123R, using a Black-Scholes-Merton pricing model with assumptions made as more fully described in Note 11 of the financial statement footnotes in the Company’s Form 10-K. Our use of the Black-Scholes-Merton model does not necessarily mean we believe or acknowledge that it can accurately determine the actual value of options on the date that they will finally be exercised, if at all. The actual value of an option, if any, will depend on the future market price of the Company’s common stock and the option holder’s individual exercise and sale decisions, neither of which can be predicted with any degree of certainty.

As of December 31, 2008, each non-employee director had the following number of option awards outstanding:  Ms. Akers — 5,000 options; Mr. Alvarado — 5,000 options; Ms. Arias — 5,000 options; Mr. Gallegos — 5,000 options; Mr. Gutterman — 5,000 options; Mr. Montoya — 7,000 options; Mr. Nash — 5,000 options; Mr. Rosenstein — 5,000 options; Mr. Sabbah — 5,000 options; Mr. Sena — 5,000 options; Mr. Smith — 5,000 options; and Mr. Veio — 5,000 options.  Additional information concerning the security ownership of our directors is set forth in this proxy statement under “Security Ownership of Beneficial Owners and Management.”

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

General

Under Section 402 of the Sarbanes-Oxley Act of 2002, it is now unlawful for any issuer to extend, renew or arrange for the extension of credit in the form of a personal loan to or for any director or executive officer of that issuer. This prohibition does not apply to loans that were made on or prior to July 30, 2002, or certain types of loans described in Section 402 that are (i) made available by the issuer in the ordinary course of the issuer’s consumer credit business; (ii) of a type generally made available by such issuer to the public; and (iii) made by the issuer on market terms, or terms that are no more favorable than those offered by the issuer to the general public.

Section 402 also does not apply to loans by an insured depository institution, such as Solera National Bank, if the loan is subject to the insider lending restrictions of Section 22(h) of the Federal Reserve Act or the Federal Reserve’s Regulation O. We believe that all related transactions comply with Section 402 of the Sarbanes-Oxley Act or have been made pursuant to a valid exception from Section 402 of the Sarbanes-Oxley Act.

Certain of our officers, directors and principal shareholders and their affiliates have had transactions with Solera National Bank, including borrowings and investments in certificates of deposit. Our management believes that all such loans and investments have been and will continue to be made in the ordinary course of business of Solera National Bank on substantially the same terms, including interest rates paid and collateral required, as those prevailing at the time for comparable transactions with unaffiliated persons, and do not involve more than the normal risk of collectibles or present other unfavorable features.

The Company has a written policy in place to identify potential related party transactions, which are reported and reviewed with the Company’s Audit Committee. Some related party banking and lending transactions entered into in the ordinary course of business may not be reviewed by the Audit Committee because the Company has other written policies and procedures in place to ensure compliance with applicable bank regulatory requirements. Furthermore, the Company’s Conflicts of Interest and Code of Ethics policy addresses potential conflicts of interest and requires that any conflicts be disclosed to the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities (the “10% Shareholders”), to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Our officers, directors and 10% Shareholders are required by the Securities and Exchange Commission regulation to furnish us with copies of all Section 16(a) forms so filed.

Based solely on review of copies of such forms received, we believe that, during the last fiscal year, all filing requirements under Section 16(a) applicable to its officers, directors and 10% Shareholders were timely met.

Securities Authorized for Issuance under Equity Compensation Plans

The following table presents securities authorized for issuance under equity compensation plans at December 31, 2008.  Our 2007 Stock Incentive Plan, which was approved by shareholders during our 2008 Annual meeting, is our only plan.

Equity Compensation Plan Information Table

	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	360,255	$9.95	150,479

Equity compensation plans not approved by security holders	—	—	—

Total	360,255	$9.95	150,479

PROPOSAL TWO:

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Background

The Audit Committee has selected McGladrey & Pullen, LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2009 and has further directed that management submit the selection of independent accountants for ratification by our shareholders at the annual meeting.  Representatives of McGladrey & Pullen, LLP will be available at the annual meeting, will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions from shareholders.

Shareholder ratification of the selection of McGladrey & Pullen, LLP as our independent accountants is not required by our bylaws or otherwise. However, we are submitting the selection of McGladrey & Pullen, LLP to our shareholders for ratification as a matter of good corporate practice. If our shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain McGladrey & Pullen, LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it is determined that a change would be in the best interests of our company and shareholders.

Vote Required

Ratification of the selection of McGladrey & Pullen, LLP requires the affirmative vote of a majority of the shares present and entitled to vote.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the ratification of the selection of McGladrey & Pullen, LLP as our independent accountants for 2009.

Principal Auditor Fees and Services

The following table shows the fees incurred by us for the audit and other services provided by our auditor, McGladrey & Pullen, LLP, for the fiscal years 2008 and 2007.

	2008	2007
Audit fees	$130,500	$104,000
Audit-related fees	3,420	5,000
Tax fees	—	—
All other fees	—	—

Total	$133,920	$109,000

As defined by the Securities and Exchange Commission, (i) “Audit Fees” are fees for professional services rendered by the company’s principal accountant for the audit of the company’s annual financial statements and review of financial statements included in the company’s Form 10-Q and Form 10-K, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years; (ii) “audit-related fees” are fees for assurance and related services by the company’s principal accountant that are reasonably related to the performance of the audit or review of the company’s financial statements and are not reported under “audit fees;” (iii) “tax fees” are fees for professional services rendered by the company’s principal accountant for tax compliance, tax advice, and tax planning; and (iv) “all other fees” are fees for products and services provided by the company’s principal accountant, other than the services reported under “audit fees,” “audit-related fees,” and “tax fees.”

Under applicable Securities and Exchange Commission rules, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent accountants in order to ensure that they do not impair the accountants’ independence. The Commission’s rules specify the types of non-audit services that an independent auditor may not provide to its audit client and establish the Audit Committee’s responsibility for administration of the engagement of the independent accountants.

Consistent with the Commission’s rules, the Audit Committee Charter requires that the Audit Committee review and pre-approve all audit services and permitted non-audit services provided by the independent accountants to us or any of our subsidiaries. The Audit Committee may delegate pre-approval authority to a member of the Audit Committee and if it does, the decisions of that member must be presented to the full Audit Committee at its next scheduled meeting.

OTHER MATTERS

To the best knowledge, information and belief of the directors, there are no other matters that are to be acted upon at the annual meeting. If such matters arise, the form of proxy provides that discretionary authority is conferred on the designated persons in the enclosed form of proxy to vote with respect to such matters.

Except for reports of operations and activities by management, which are for informational purposes only and require no action of approval or disapproval, management neither knows of nor contemplates any other business that will be presented for action by the shareholders at the annual meeting. If any further business is properly presented at the annual meeting, the persons named as proxies will act in their discretion on behalf of the shareholders they represent.

SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING OF SHAREHOLDERS

Our 2010 annual meeting of shareholders is expected to be held in May of 2010.  Shareholder proposals that are intended to be included in our proxy materials for the 2010 annual meeting must be presented pursuant to Securities and Exchange Commission Rule 14a-8 and received by our Secretary no later than December 14, 2009.  Proposals should be delivered to Solera National Bancorp, Inc., 319 S. Sheridan Blvd., Lakewood, CO  80226, Attn:  Robert J. Fenton.  A shareholder proposal not included in our proxy statement for the 2010 annual meeting will be ineligible for presentation at the meeting unless the shareholder gives timely notice of the proposal in writing to the Secretary at our principal executive offices and otherwise complies with the provisions in our bylaws.  Rule 14a-4 of the SEC’s proxy rules allows a company to use discretionary voting authority to vote on matters coming before an annual meeting of shareholders, if the Company does not have notice of the matter at least 45 days before the date corresponding to the date on which the Company first mailed its proxy materials for the prior year’s annual meeting of shareholders or the date specified by an overriding advance notice provision in the Company’s bylaws. Our bylaws do not contain such an advance notice provision.  Accordingly, for our 2010 annual meeting, shareholders’ written notices must be received by us before March 2, 2010 for any proposal a shareholder wishes to bring before the meeting but for which such shareholder does not seek to have a written proposal considered for inclusion in the proxy statement and form of proxy.

ADDITIONAL INFORMATION

A copy of our 2008 Annual Report on Form 10-K is being mailed with this proxy statement to each shareholder of record. Shareholders not receiving a copy of the annual report may obtain one without charge. Requests and inquiries should be addressed to: Solera National Bancorp, Inc., 319 S. Sheridan Blvd., Lakewood, Colorado 80226, Attn: Robert J. Fenton or at (303) 202-0933.

Whether you intend to be present at the annual meeting or not, we urge you to vote by the Internet, facsimile or by signing and mailing the enclosed proxy card promptly.

By Order of the Board of Directors,

/s/ Robert J. Fenton
Robert J. Fenton
Secretary

Lakewood, Colorado

April 13, 2009

Annex A

SOLERA NATIONAL BANCORP, INC.

AUDIT COMMITTEE CHARTER

Purpose

The role of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.

The Audit Committee shall also prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

Composition

Independence

The Audit Committee shall consist of three or more members of the Board of Directors (the “Board”), each of whom is determined by the Board to be “independent” under Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”), the rules of the Nasdaq Stock Market and the rules and regulations of the SEC.

Financial Expertise

All members of the Audit Committee must be able to read and understand financial statements at the time of their appointment.  At least one member of the Audit Committee must have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background that results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Appointment and Removal

The members of the Audit Committee shall be appointed by the Board upon the recommendation of the Nomination and Governance Committee and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal.  The members of the Audit Committee may be removed, with or without cause, by a majority vote of the Board.

Chairperson

Unless a Chairperson is elected by the full Board upon recommendation of the Nomination and Governance Committee, the members of the Audit Committee shall designate a Chairperson by the majority vote of the full Audit Committee membership.  The Chairperson will chair all regular sessions of the Audit Committee and set the agenda for Audit Committee meetings.

Delegation to Subcommittees

In fulfilling its responsibilities, the Audit Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Audit Committee.

Meetings

The Audit Committee shall meet as often as it determines but no less than once per quarter, either in person or telephonically, and at such times and places as the Audit Committee shall determine.  The Audit Committee should meet regularly with management and the outside auditing firm in separate executive sessions to discuss any matters that the Audit Committee or either of these groups believes should be discussed privately.  On an as-needed basis, the Audit Committee should meet with the internal auditors (which may be an outside resource) to discuss any matters that either the Audit Committee or the internal auditors believe should be

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discussed privately.  In addition, the Audit Committee or its chairperson should meet with the independent auditors and management quarterly to review the Company’s financial statements.

Relationship with Independent Accountants

The Audit Committee shall be directly responsible, in its capacity as a committee of the Board, for the appointment, compensation, retention and oversight of the outside auditing firm.  In this regard, the Audit Committee shall have the sole authority to (A) appoint and retain, (B) determine the funding for, and (C) when appropriate, terminate, the outside auditing firm, which shall report directly to the Audit Committee.  The Audit Committee will be responsible for resolving any disputes between the independent accountants and the Company’s management.

Duties and Responsibilities

To fulfill its responsibilities and duties the Audit Committee shall:

A.                                   Financial Reporting Processes and Documents/Reports Review

1.                                       Review and discuss with the outside auditing firm:  (A) the scope of the audit, the results of the annual audit examination by the auditor and any accompanying management letters, (B) any audit problems or difficulties the auditor encountered in the course of their audit work, including any restrictions on the scope of the outside auditing firm’s activities or on access to requested information, and any significant disagreements with management and management’s response to such audit problems or difficulties, and (C) any reports of the outside auditing firm with respect to interim periods.

2.                                       Review and discuss with management and the outside auditing firm the annual audited and quarterly unaudited financial statements of the Company, including (A) analyses of management and/or the outside auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements, (B) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including the development, selection and reporting of accounting policies that may be regarded as critical, and (C) major issues regarding the Company’s accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles and financial statement presentations.

3.                                       Recommend to the Board whether the financial statements should be included in the Annual Report on Form 10-K.  For quarterly filings on Form 10-Q, the Audit Committee shall authorize management to file with the SEC, and shall inform the Board of such filings.

4.                                       Periodically review and discuss the adequacy of the Company’s internal controls, any significant deficiencies in internal controls (and any special audit steps adopted in light of material control deficiencies), and significant changes in such controls; and review and discuss with the principal internal auditor of the Company and such others as the Audit Committee deems appropriate, the scope and results of the internal audit program.

5.                                       Periodically review and discuss the adequacy and effectiveness of the Company’s disclosure controls and procedures and management reports thereon.

6.                                       Review disclosures made to the Audit Committee by the Company’s President (Principal Executive Officer) and Vice President, Treasurer (Principal Accounting and Financial Officer) during their certification process for the Form 10-K and 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

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7.                                       Review and timely discuss with management and the outside auditors the effect of regulatory and accounting initiatives, as well as any material financial or non-financial arrangements of the Company that do not appear on the financial statements of the Company.

8.                                       Review and discuss with the independent auditors their report regarding (A) all critical accounting policies and practices to be used, (B) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and (C) other material written communications between the outside auditing firm and Company management, including a schedule of unadjusted differences.

9.                                       Review with financial management and the independent accountants the Company’s filings with the SEC prior to their filing or prior to the release of earnings reports.  The Chair of the Audit Committee may represent the entire Audit Committee for purposes of this review.

10.                                 Review and approve all reports required to be included in the Company’s proxy statement, pursuant to and in accordance with applicable rules and regulations of the SEC.

11.                                 Discuss and review earnings press releases, including the type and presentation of information to be included in earnings press releases, in particular the use of “pro forma” or “adjusted” non-GAAP information.

12.                                 Discuss and review financial information and earnings guidance provided to analysts and rating agencies.

13.                                 Discuss policies with respect to risk assessment and risk management.

B.                                     Independent Accountants

1.                                       Approve in advance all audit, review or attest engagements required under the securities laws to be provided by the outside auditing firm, including fees and terms.

2                                          Establish policies and procedures for the engagement of the outside auditing firm to provide permissible non-audit services, which shall require preapproval by the Audit Committee (other than with respect to de minimis exceptions described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit Committee prior to the completion of the audit).  Ensure that approval of non-audit services are disclosed to investors in periodic reports required by Section 13(a) of the Exchange Act.

3.                                       The authority to grant preapproval of audit and non-audit services may be delegated to one or more designated members of the audit committee who are independent directors.  Any such delegation shall be presented to the full Audit Committee at its next scheduled meeting.

4.                                       Review, at least annually, a report by the outside auditor describing (A) the firm’s internal quality-control procedures, (B) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the last five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues, and (C) all relationships between the independent auditor and the Company.

5.                                       In connection with the report review described in the previous paragraph, review and evaluate the lead partner of the outside auditor and present to the Board the Audit Committee’s conclusions with respect to the qualifications and performance of the outside auditing firm.

6.                                       Consider, at least annually, the independence of the outside auditing firm, including whether the outside auditing firm’s performance of permissible non-audit services is compatible with the auditor’s independence; obtain and review the report by the outside auditing firm describing any relationships between the outside auditing firm and the Company referred to in paragraph four above or any relationships between the

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outside auditing firm and the Company or any other relationships that may adversely affect the independence of the auditor; discuss with the outside auditing firm any disclosed relationship or services that may impact the objectivity and independence of the auditor; and present to the Board the Audit Committee’s conclusions with respect to the independence of the outside auditing firm.

7.                                       Ensure rotation of the audit partners as required by law and consider further whether, to assure continuing auditor independence, there should be a regular rotation of the outside audit firm itself.

8.                                       Establish policies for the hiring of employees and former employees of the outside auditing firm.

C.                                     Outside Advisors.

The Audit Committee shall have the authority to retain such outside counsel, accountants, experts and other advisors as it determines appropriate to assist the Audit Committee in the performance of its duties.  The Audit Committee shall have sole authority to approve related fees and retention terms.

D.                                    Ethical and Legal Compliance

1.                                       Establish, review and update periodically a code of business ethics and conduct that applies to the Company’s employees and directors, and ensure that management has established a system to enforce the code of ethics.  The code must be publicly available and waivers for executive officers and directors granted and disclosed in accordance with applicable law.

2.                                       Review and approve, if the duty is not delegated to a comparable body of the Board, all related party transactions in accordance with the regulations of Nasdaq.

3.                                       Review, with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements.

4.                                       Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding accounting and auditing matters.

5.                                       Perform any other activities consistent with this Charter, the Company’s bylaws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

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Reports and Performance Review

The Audit Committee shall report its actions and any recommendations to the Board after each Audit Committee meeting and shall conduct and present to the Board an annual performance evaluation of the Audit Committee.  The Audit Committee shall review at least annually the adequacy of this Charter and recommend any proposed changes to the Board for approval.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations.  These are the responsibilities of management and the outside auditor.

Disclosure of Charter

This Charter will be made available in accordance with applicable rules and regulations.

Adopted by Resolution of the Board of Directors
April 17, 2008

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Annex B

SOLERA NATIONAL BANCORP, INC.

COMPENSATION COMMITTEE CHARTER

Purpose

The function of the Compensation Committee (the “Committee”) is to assist the Board of Directors in fulfilling its oversight responsibilities relating to executive compensation and to produce an annual report on executive compensation for inclusion in the Company’s annual proxy statement.

Composition

The Committee shall consist of two or more members of the Board of Directors, each of whom is determined by the Board of Directors to be “independent” under the rules of the NASDAQ Stock Market and the SEC.  Additionally, no director may serve unless that director (1) is a “non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (2) satisfies the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code.

Appointment and Removal

The members of the Committee shall be appointed by the Board of Directors upon the recommendation of the Nomination and Governance Committee and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

Chairperson

Unless a Chairperson is elected by the full Board of Directors, upon the recommendation of the Nomination and Governance Committee, the members of the Committee shall designate a Chairperson by majority vote of the full Committee membership.  The Chairperson will chair all regular sessions of the Committee and set the agendas for Committee meetings.

Delegation to Subcommittees

In fulfilling its responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee.

Meetings

The Committee shall meet as frequently as circumstances dictate. The Chairman of the Board or any member of the Committee may call meetings of the Committee.  The Committee may invite to its meetings any director, member of management of the Company, and such other persons as it deems appropriate in order to carry out its responsibilities.

Duties and Responsibilities

The Committee shall have the following duties and responsibilities:

•                  Review and approve on an annual basis the corporate goals and objectives relevant to the compensation of the President and Chief Executive Officer, evaluate the President and Chief Executive Officer’s performance in light of these goals and objectives, and, either as a committee or together with other independent directors (as directed by the Board), determine

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and approve the President and Chief Executive Officer’s compensation based on this evaluation (including salary, bonus, incentive and equity compensation).

•                  Review and approve on an annual basis the evaluation process and compensation structure for the Company’s officers.  Evaluate the performance of the Company’s senior executive officers and approve annual compensation (including salary, bonus, incentive and equity compensation).

•                  Review director compensation levels and practices, and recommend, from time to time, changes in such compensation levels and practices to the Board of Directors.

•                  Review and make recommendations to the Board of Directors regarding the Company’s employee benefit, compensation, incentive compensation and equity-based plans, including stock option plans and the granting of stock options, and recommend changes in such plans to the Board of Directors as needed.

•                  Prepare and publish an annual executive compensation report in the Company’s proxy statement.

•                  Perform any other activities consistent with this Charter as the Board of Directors deem appropriate.

Advisors

The Committee shall have the authority to retain such compensation consultants, outside counsel and other advisors as the Committee may deem appropriate in its sole discretion.  The Committee shall have sole authority to approve related fees and retention terms.

(A)                              Reports and Performance Review

The Committee shall report its actions and any recommendations to the Board of Directors after each Committee meeting and shall conduct and present to the Board of Directors an annual performance evaluation of the Committee.  The Committee shall review at least annually the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

(B)                                Disclosure of Charter

This Charter will be made available in accordance with applicable rules and regulations.

Adopted by Resolution of the Board of Directors
November 15, 2007

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Annex C

SOLERA NATIONAL BANCORP, INC.

NOMINATION AND GOVERNANCE COMMITTEE CHARTER

Purpose

The function of the Nomination and Governance Committee (the “Committee”) is to identify individuals qualified to become board members and to select, or to recommend that the Board of Directors select, the director nominees for the next annual meeting of stockholders, to oversee the selection and composition of committees of the Board of Directors, to oversee management continuity planning processes and to develop and implement the Company’s Corporate Governance Guidelines.

Composition

The Committee shall consist of two or more members of the Board of Directors, at least two of which shall be independent directors.

Appointment and Removal

The members of the Committee shall be appointed by the Board of Directors and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal.  The members of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

Chairperson

Unless a Chairperson is elected by the full Board of Directors, the members of the Committee shall designate a Chairperson by majority vote of the full Committee membership.  The Chairperson will chair all regular sessions of the Committee and set the agendas for Committee meetings.

Delegation to Subcommittees

In fulfilling its responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee.

Meetings

The Committee shall meet as frequently as circumstances dictate. The Chairman of the Board or any member of the Committee may call meetings of the Committee.  The Committee may invite to its meetings any director, member of management of the Company, and such other persons as it deems appropriate in order to carry out its responsibilities.

Duties and Responsibilities

The Committee shall have the following duties and responsibilities:

•                  Establish criteria for the selection of new directors to serve on the Board of Directors, taking into account at a minimum all applicable laws, rules, regulations and listing standards, a potential candidate’s experience, areas of expertise and other factors relative to the overall composition of the Board of Directors.

•                  Identify individuals believed to be qualified as candidates to serve on the Board of Directors of the Company and its subsidiaries and select, or recommend that a majority of independent members of the Board of Directors select, the candidates for all directorships to be filled by the Board of Directors or by the shareholders at an annual or special meeting.

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•                  Review director candidates submitted by shareholders in accordance with the policy set forth in the Company’s Articles of Incorporation, as amended.

•                  Monitor the orientation and continuing education program for directors.

•                  Review the Board of Director’s committee structure and recommend to the Board of Directors to serve on the committees of the Board, giving consideration to the criteria for service on each committee as set forth in the charter for such committee, as well as to any other factors the Committee deems relevant, and when appropriate, make recommendations regarding the removal of any member of any committee.

•                  Recommend members of the Board of Directors to serve as the Chair of the committees of the Board of Directors.

•                  Review the adequacy of the charters adopted by each committee of the Board, and recommend changes as necessary.

•                  Oversee and approve the management continuity planning process. Annually review and evaluate the succession plans relating to the CEO and other executive officer positions and make recommendations to the Board of Directors with respect to the selection of individuals to occupy these positions.

•                  Develop and recommend to the Board of Directors for its approval an annual self-evaluation process of the Board of Directors and its committees.  Based on the results of the annual evaluation, as well as on any other matters the Committee shall deem relevant, the Committee shall make such recommendations to the Board of Directors regarding board processes and other items deemed appropriate to improve or ensure the effective functioning of the Board of Directors as the Committee shall from time to time deem advisable or appropriate.

•                  Develop and recommend to the Board of Directors for its approval a set of Corporate Governance Guidelines.  The Committee shall review the Guidelines on an annual basis, or more frequently if appropriate, and recommend changes as necessary.

•                  Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law as the Committee or the Board of Directors deem appropriate.

Advisors

The Committee shall have the authority to retain a search firm to assist in identifying director candidates, and retain outside counsel and other advisors as the Committee may deem appropriate in its sole discretion.  The Committee shall have sole authority to approve related fees and retention terms.

Reports and Performance Review

The Committee shall report its actions and any recommendations to the Board of Directors after each Committee meeting and shall conduct and present to the Board of Directors an annual performance evaluation of the Committee.  The Committee shall review at least annually the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

Disclosure of Charter

This Charter will be made available in accordance with applicable rules and regulations.

Adopted by Resolution of the Board of Directors
April 17, 2008

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SOLERA NATIONAL BANCORP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Douglas Crichfield and Robert J. Fenton, and each of them, proxies with full power of substitution, to vote all shares of Solera National Bancorp, Inc. (the “Company”) held of record by the undersigned on April 9, 2009, the record date with respect to this solicitation, at the Annual Meeting of Shareholders of the Company to be held at the Lakewood Country Club, 6800 West 10th Avenue Lakewood, CO 80214, beginning at 10:00 a.m., local time on May 21, 2009, and at any adjournment thereof, upon the following matters:

PLEASE SIGN AND DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Alternatively, you may cast your vote online by going to www.vote.corporatestock.com.

Enter the control number and account number (as found on your address label).

Or, you may fax this Proxy Card to 303-282-4986.  Attn.  Rhonda Singleton

1. Board of Directors recommends a vote FOR Proposal One.

ELECTION OF DIRECTORS	☐	FOR the nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees

Nominees:	Norma R. Akers	Rob L. Alvarado	Maria G. Arias
	Douglas Crichfield	Robert M. Gallegos	Steve D. Gutterman
	Ronald E. Montoya	Ray L. Nash	Joel S. Rosenstein
	Basil Sabbah	F. Stanley Sena	Mark R. Smith
Kent C. Veio

Terms expiring at the 2010 Annual Meeting

(Authority to vote for any nominee named above may be withheld by lining through that nominee’s name.)

2. Board of Directors recommends a vote FOR Proposal Two.

RATIFICATION OF MCGLADREY & PULLEN AS INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING ON DECEMBER 31, 2009.	☐ FOR	☐ AGAINST	☐ ABSTAIN

3. Other Matters

In their discretion, the proxies are authorized to vote upon such business as may properly come before the meeting and at any adjournment thereof.

☐	MARK HERE FOR CHANGE OF ADDRESS AND NOTE BELOW

☐	MARK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING

This proxy, when properly executed, will be voted in the manner directed by the undersigned Shareholder.  If no direction is given, this proxy will be voted FOR Proposal One and FOR Proposal Two, above, and as said proxies deem advisable on such other matters as may properly come before the Annual Meeting or at any adjournments thereof.  If any nominee listed in Proposal One declines or is unable to serve as a director, then the persons named as proxies shall have full discretion to vote for any other person designated by the Board of Directors.

Dated:	, 2009

Signature

Signature (if jointly held)

(Your signature(s) should conform to your name(s) as printed hereon.  Co-owners should all sign.).